                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

[X]      Filed by the Registrant
[ ]      Filed by a Party other than the Registrant

Check the appropriate box:

[X]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Sec. 240.14a-12



                  Lincoln National Convertible Securities Fund, Inc.
--------------------------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1. Title of each class of securities to which transaction applies:

         2. Aggregate number of securities to which transaction applies:

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4.       Proposed maximum aggregate value of transaction:

         5.       Total fee paid:

[ ] Fee paid previously with preliminary proxy materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

                  -------------------------------------------------------

         2)       Form, Schedule or Registration Statement No.:

                  -------------------------------------------------------

         3)       Filing Party:

                  -------------------------------------------------------

         4)       Date Filed:

                  -------------------------------------------------------

               Lincoln National Convertible Securities Fund, Inc.

                            Important Annual Meeting

Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Lincoln National Convertible Securities Fund, Inc. ( the "Fund") to be held on Friday, May 18, 2001, at The Chicago Club, 81 East Van Buren Street, Chicago, Illinois at 10:30 a.m. (CDT). Your Board of Directors and management look forward to greeting personally those shareholders able to attend.

         The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the meeting, we will also report on the operations of your Fund and directors and officers will be present to respond to any questions you may have.

                                     CAUTION

         A dissident shareholder, Mr. Phillip Goldstein, has announced his intention to commence a proxy contest in opposition to your Board of Directors. Mr. Goldstein will be seeking your support to, among other things, elect himself and another dissident in place of the two highly qualified and experienced nominees proposed for election by your Board. We urge you to reject mr. Goldstein's solicitation - - do not sign any proxy card he may send you. Please be assured that your board of directors will continue to act in the best interest of all fund shareholders.

         YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED (WHITE) PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

         On behalf of your Board of Directors, thank you for your continued interest and support.

                                     Sincerely,



                                     David K. Downes
                                     -------------------------------------------
                                     President

                                     Important

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. AS SUCH, PLEASE SIGN, DATE AND MAIL YOUR (WHITE) PROXY CARD AT YOUR EARLIEST CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. SHAREHOLDERS WITH QUESTIONS OR REQUIRING ASSISTANCE MAY CALL D. F. KING & CO., INC., WHICH IS ASSISTING US, TOLL-FREE AT 1-800-628-8536.

LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:
The Annual Meeting of Stockholders of LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND, INC. (the "Fund") will be held at The Chicago Club, 81 East Van Buren Street, Chicago, Illinois, on Friday, May 18, 2001 at 10:30 a.m. (CDT), for the following purposes.

         1. To elect two directors for the Fund to hold office until their successors are elected and qualified.

         2. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Fund for the fiscal year ending December 31, 2001.

         3. To vote on the approval or rejection of a shareholder proposal to request that the Fund be converted to an open-end fund.

         4. To vote on the approval or rejection of a shareholder proposal to amend the Fund's by-laws to require annual approval of the investment advisory agreement by a vote of the shareholders.

         5. To vote on the approval or rejection of a shareholder proposal to amend the Fund's by-laws to require approval by the shareholders of any lawsuit against a shareholder.

         6. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Stockholders of record at the close of business on March 26, 2001 are entitled to vote at the meeting.


         By order of the Board of Directors of the Fund.


         David F. Connor
         Secretary

March ___, 2001
YOUR VOTE IS IMPORTANT
TO SECURE THE LARGEST POSSIBLE REPRESENTATION AND AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, PLEASE MARK PREFERENCES, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.

LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND, INC.
ONE COMMERCE SQUARE
PHILADELPHIA, PENNSYLVANIA  19103
PROXY STATEMENT
Annual Meeting of Stockholders to be held May 18, 2001

         The Board of Directors of Lincoln National Convertible Securities Fund, Inc. (the "Fund") is soliciting proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 18, 2001, at ____ a.m.
(CDT) at The Chicago Club, 81 East Van Buren Street, Chicago, Illinois, or at any adjournment of that meeting.

         The Fund's most recent annual report was previously mailed to shareholders. The Fund will furnish, without charge, a copy of its annual report to a Stockholder upon request made to Delaware Service Company, Inc. ("DSC"), the Fund's administrator, 1818 Market Street, Philadelphia, Pennsylvania 19103, or by calling 1-800-523-1918.

         The purpose of the Annual Meeting is to consider the Proposals listed on the accompanying Notice. The Board of Directors of the Fund urges you to complete, sign, dated and mail promptly the Proxy Card (or Cards) included with the Proxy Statement, whether or not you intend to be present at the Annual Meeting. It is important that you provide voting instructions promptly to help ensure a quorum for the Annual Meeting. A proxy may be revoked at any time before it is voted by submission to the Fund of a later dated proxy, by notice in writing to the Fund, or by the stockholder's attendance and vote at the Annual Meeting. If your shares are held in the name of your broker, you will have to make arrangements with your broker to revoke any previously executed proxy. If the proxy is not revoked, the shares represented by such proxy will be voted according to the instructions on the Proxy Card or, if not marked, the proxies will vote on each Proposal, in accordance with the recommendation of Fund management as indicated on the Proxy Card. The proxies will also be authorized to vote in their discretion on any other matter which may properly come before the Annual Meeting. If you sign and return a Proxy Card, you may still attend the Annual Meeting and vote your shares in person. If your shares are held of record by a broker and you wish to vote in person at the Annual Meeting, you should obtain a Legal Proxy from your broker of record and present it at the Annual Meeting.

         The amount of votes of the Fund that are needed to approve the Proposals varies. The voting requirements are described within each Proposal. Abstentions will be included for purposes of determining whether a quorum is present for the Fund at the Annual Meeting. They will be treated as votes present at the Annual Meeting, but will not be treated as votes cast. They therefore would have no effect on Proposals which require a plurality or majority of votes cast for approval.

         In the event that a quorum is not present or if sufficient votes are not received for the adoption of any Proposal, management may propose an adjournment or adjournments of the Annual Meeting for the Fund. Any adjournment would require a vote in favor of the adjournment by the holders of a majority of the shares present at the Annual Meeting in person or by proxy. In such circumstances, the persons named as proxies will vote in favor of any proposed adjournment.

         Stockholders of record at the close of business on March 26, 2001 will be entitled to vote at the Annual Meeting or any adjournment thereof. On that date, the Fund had _____________ shares of Common Stock outstanding and entitled to vote. Each share of Common Stock will be entitled to one vote at the Annual Meeting.

         This proxy statement and accompanying Proxy Card are being mailed on or about April ___, 2001. The solicitation of proxies will be largely by mail but may include telephonic, telegraphic or personal contacts by officers of the Fund or regular employees of the Fund's investment advisor (the "Advisor") and its affiliates, and/or employees of DSC or employees of the Fund's stock transfer agent, EquiServe L.P., First Chicago Division. As noted below under "Solicitation of Proxies," the Fund has also engaged the services of a proxy solicitor to assist in the solicitation of proxies. The Fund's Advisor is Delaware Management Company, a series of Delaware Management Business
Trust.

         As you may be aware, Mr. Phillip Goldstein of Opportunity Partners, L.P. has prepared and mailed his own proxy solicitation materials (the "Dissident Proxy") in an attempt to solicit your vote for the purpose, among other things, of electing himself and his colleagues as Directors of the Fund. As described more fully below, the Directors believe that Mr. Goldstein, Mr. Ralph Bradshaw, Mr. Andrew Dakos, and Mr. Gary Bentz (the "Dissident Nominees"), seek positions on the Board of Directors to further Mr. Goldstein's own personal agenda, which is reflected in his other proposals addressed below. The Directors' reasons for strongly opposing the Dissident Nominees' election to the Board, as well as Mr. Goldstein's various proposals, are outlined in the Opposition Statements included as part of each Proposal in this Proxy Statement.

ELECTION OF DIRECTORS
(PROPOSAL NO. 1)

         The Board of Directors of the Fund has implemented a staggered Board consisting of three Classes of Directors. The seven directors of the Fund have been divided into three separate Classes as follows: two directors constituting Class 1 directors have a term of office until the 2003 Annual Meeting and until their successors are elected and qualified; two directors constituting Class 2 directors have a term of office until this 2001 Annual Meeting and until their successors are elected and qualified; and three directors constituting Class 3 directors have a term of office until the 2002 annual meeting of stockholders and until their successors are elected and qualified. The directors in each Class are set forth below.

         CLASS OF DIRECTORS         NAMES OF DIRECTORS
         Class 1:                   Adela Cepeda and Roger J. Deshaies
         Class 2:                   David K. Downes and Richard M. Burridge
         Class 3:                   Thomas L. Bindley, Daniel R. Toll and
                                    H. Thomas McMeekin

         At each annual meeting of stockholders, Directors will be elected to succeed the Class of Directors whose terms expire at that meeting, and each newly elected Director will serve for a three-year term and until his or her successor is elected and qualified. Subject to the limitations imposed by the Investment Company Act of 1940, as amended ("1940 Act"), a vacancy which occurs during a term may be filled by the Board. A replacement selected by the Board will serve the remainder of the vacated term until the annual meeting of stockholders at which that Class of Directors is up for election and until his or her successor is elected and qualified.

         Except as otherwise directed on the Proxy Card, the persons named as proxies will vote "FOR" the election of the nominees for Directors listed below. Under Maryland law, the nominees receiving a plurality of the votes cast at the meeting will be elected. Each of the nominees has consented to be a nominee and to serve as a Director if elected. In the event that any of the nominees should become unavailable for election as a Director, the persons named in the accompanying proxy intend to vote for such substitute as the Board of Directors of the Fund may select.

CLASS 2 DIRECTORS FOR THE FUND
(TO BE ELECTED AT THIS ANNUAL MEETING)


NAME, AGE, POSITION WITH THE FUND, BUSINESS EXPERIENCE
DURING THE PAST FIVE YEARS AND DIRECTORSHIPS

DIRECTOR TO BE ELECTED BY HOLDERS OF THE FUND'S COMMON STOCK RICHARD M. BURRIDGE* (71), Director of the Fund (since 1986); Chairman (1996 - 2000), prior thereto President (1986 - 1996), The Burridge Group, Inc. (investment management); Consultant, Cincinnati Financial Corporation; Chairman of the Board, Fort Dearborn Income Securities, Inc.

DIRECTOR TO BE ELECTED BY HOLDERS OF THE FUND'S COMMON STOCK DAVID K. DOWNES **(61), President and Director of the Fund and President and Director of Lincoln National Income Fund, Inc. (since February 2001); President, Chief Executive Officer, Chief Financial Officer and Trustee/Director of 33 investment companies in the Delaware Investments family of funds; President and Director of Delaware Management Company, Inc.; President of Delaware Management Company (a series of Delaware Management Business Trust); President, Chief Executive Officer and Director of Delaware Capital Management, Inc.; Chairman, President, Chief Executive Officer and Director of Delaware Service Company, Inc.; President, Chief Operating Officer, Chief Financial Officer and Director of Delaware International Holdings Ltd.; President, Chief Operating Officer and Director of Delaware General Management, Inc.; Chairman, President, Chief Executive Officer and Director of Delaware Management Trust Company and Retirement Financial Services, Inc.; Executive Vice President, Chief Operating Officer and Chief Financial Officer of Delaware Management Holdings, Inc., Founders CBO Corporation, Delaware Distributors, L.P. and Delaware Investment Advisers (a series of Delaware Management Business Trust); Executive Vice President, Chief Financial Officer, Chief Operating Officer and Trustee of Delaware Management Business Trust; Executive Vice President, Chief Operating Officer, Chief Financial Officer and Director of DMH Corp., Delaware Distributors, Inc., Founders Holdings, Inc. and Delvoy, Inc.; and Director of Delaware International Advisers Ltd. During the past five years, Mr. Downes has served in various executive capacities at different times within Delaware Investments.

COMMON STOCK BENEFICIALLY OWNED AT
DECEMBER 31, 2000***

________

________


CLASS 1 DIRECTORS FOR THE FUND
(Term Expires at 2003 Annual Meeting)
(These Directors are NOT being elected at this Annual Meeting)

NAME, AGE, POSITION WITH THE FUND, BUSINESS EXPERIENCE
DURING THE PAST FIVE YEARS AND DIRECTORSHIPS

ADELA CEPEDA (42), Director of the Fund (since 1992); President, A. C. Advisory, Inc. (since 1995); Commissioner, Chicago Public Building Commission (since
1992); Director and Vice President, Harvard Club of Chicago (since 1986).

ROGER J. DESHAIES (50), Director of the Fund (since 1992); Senior Vice President, Finance, Brigham and Women's Hospital (Harvard Medical School teaching affiliate) (1998 - Present); Corporate Director, Partners Health System (since 1998); Senior Vice President, Finance, Parkview HealthSystem (1990 -
1998); Director (1995 - 1998) and prior thereto President and Chairman (1993 -
1995), Hospital Laundry Services, Inc.; Director, Signature Care, Inc. (1992 -
1998); Director and Treasurer, Pine Valley Country Club (1993 - 1998).

COMMON STOCK BENEFICIALLY OWNED AT
DECEMBER 31, 2000***

________

________


CLASS 3 DIRECTORS FOR THE FUND
(Term Expires at 2002 Annual Meeting)
(These Directors are not being elected at this Annual Meeting)

NAME, AGE, POSITION WITH THE FUND, BUSINESS EXPERIENCE
DURING THE PAST FIVE YEARS AND DIRECTORSHIPS

THOMAS L. BINDLEY (57), Director of the Fund (since 1998); President, Bindley Capital Corporation (since 1998); Executive Vice President and Chief Financial Officer, Whitman Corporation (1992 -1998); Director, Midas, Inc. (since 1998).

H. THOMAS McMEEKIN**** (47), President (1994-2001) and Director (since 1990) of the Fund; President (1994-2001) and Director (since 1990), Lincoln National Income Fund, Inc.; Executive Vice President and Chief Investment Officer - Fixed Income, Delaware Investments (1999-2000); President (1994-2000), prior thereto Executive Vice President (1992) and Director (1991-2000), Lincoln Investment Management Inc.; Executive Vice President and Chief Investment Officer (1994-2000), prior thereto Senior Vice President (1992 - 1994) of Lincoln National Corporation; Director, The Lincoln National Life Insurance Company (1994-2000), Delaware Management Holdings, Inc., Lincoln National Investment Companies, Inc., and Vantage Global Advisors, Inc.

DANIEL R. TOLL (73), Director of the Fund (since 1986); retired President and Director, Heller International Corporation; Director, Wiss, Janncy, Elstner Associates, Inc.; Trustee, INEX Insurance Exchange (until 2001); Director, Kemper Insurance Companies (until 2000), Mallinckrodt, Inc. (until 1999), NICOR, Inc. (until 1998), A. P. Green Industries, Inc. (until 1998).

COMMON STOCK BENEFICIALLY OWNED AT
DECEMBER 31, 2000***

________

________

*Mr. Burridge is an "interested person" of the Fund (as defined in the 1940 Act) by virtue of his affiliation with a registered broker-dealer.

**Mr. Downes is considered to be an "interested person" of the Fund (as defined in the 1940 Act).

*** The shares beneficially owned by each of the Directors do not exceed 1.0% of the outstanding shares of Common Stock of the Fund. Each Director has sole voting and investment authority over the shares shown, except as follows. The Fund shares listed for Mr. Deshaies include ____ shares held in trust.

**** Mr. McMeekin is an "interested person" of the Fund (as defined in the 1940
Act). He was President of the Fund's previous investment advisor, and until June 30, 2000 was also an executive officer of Lincoln National Corporation, of which the Fund's previous investment advisor and the Fund's current investment adviser are wholly owned subsidiaries. Mr. McMeekin acquired shares of common stock of Lincoln National Corporation in the ordinary course of business during 2000, but those transactions involved substantially less than 1.0% of the outstanding shares of the common stock of Lincoln National Corporation.

         As of December 31, 2000, the Directors and officers of the Fund as a group beneficially owned ________ shares of the Fund, representing less than 1.0% of the shares of Common Stock outstanding of the Fund.

         The members of the Nominating, Audit and Joint Transaction Committees consist of all of the directors except Messrs. Burridge, Downes and McMeekin who, as noted above, are "interested persons" of the Fund. The Nominating Committee recommends nominees for directors and officers for consideration by the full Board of the Fund. The Nominating Committee does not solicit suggestions for nominees for the Board of Directors of the Fund, but suggestions accompanied by detailed biographical data will be considered if sent to the Secretary of the Fund by the date set forth under "Date for Stockholder Proposals" below. The Audit Committee makes recommendations to the full Board of the Fund with respect to the engagement of independent auditors and reviews with the independent auditors the plan and results of the audit engagement and matters having a material effect upon the Fund's financial operations. Pursuant to an exemptive order granted by the Securities and Exchange Commission, the Joint Transaction Committee is responsible for reviewing any investments in private placement securities by the Fund in which affiliates of the Advisor are also investing. The Board of Directors of the Fund met ____times during the year ended December 31, 2000. In addition, the Audit and Nominating Committee of the Fund met ____times and the Joint Transaction Committee of the Fund met ____ times.

         During the year ended December 31, 2000, all of the Directors attended 75% or more of the aggregate meetings of the Board of Directors and the Board committees of which such directors were members and were eligible to attend.

         The executive officers of the Fund, other than those shown above, are:
David F. Connor (37), Secretary since October 2000; and Michael P. Bishof (37), Treasurer since January 2000. In addition, Robert D. Schwartz (41) has been a Senior Vice President of the Fund since 1993. Mr. Schwartz has been Portfolio Manager and Vice President of the Fund's Adviser since March, 2000, and of the Fund's former sub-adviser, Lynch & Mayer, since 1993. The executive officers of the Fund are elected annually by the Fund's Board of Directors.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
                    VOTE "FOR" MESSRS. BURRIDGE AND DOWNES.

COMPENSATION OF DIRECTORS AND OFFICERS

         The Fund pays directors' fees to those Directors who are not affiliated with the Advisor at the rate of $7,000 per year. The Fund pays a $500 fee for attendance at each Board meeting and at each Audit Committee or Nominating Committee meeting which occurs separately from a Board meeting, a $250 fee for attendance at each Joint Transaction Committee meeting and reimburses Directors for any reasonable travel expenses incurred to attend each meeting. The Fund pays no other remuneration to its Directors and officers. In addition, the Fund provides no pension or retirement benefits to its Directors and officers.

         The following table shows compensation for the independent Directors of the Fund for the year ended December 31, 2000:

YEAR ENDED DECEMBER 31, 2000
                                    TOTAL                     TOTAL
                                    AGGREGATE                 COMPENSATION
                                    COMPENSATION              FROM FUND
NAME                                FROM THE FUND (1)         COMPLEX(2)
Thomas L. Bindley                   __________                __________
Richard M. Burridge                 __________                __________
Adela Cepeda                        __________                __________
Roger J. Deshaies                   __________                __________
Thomas N. Mathers3                  __________                __________
Daniel R. Toll                      __________                __________

(1) Includes a director's fee of $7,000 per year, a $500 fee for attendance at each Board meeting and at each Audit Committee or Nominating Committee meeting which occurs separately from a Board Meeting and a $250 fee for attendance at each Joint Transaction Committee meeting.
(2) This information represents the aggregate directors' fees paid to the independent Directors by the Fund. The term "fund complex" includes the Fund and one other investment company, Lincoln National Income Fund, Inc.
(3) Mr. Mathers resigned from the Fund's Board on January 19, 2001.

AUDIT COMMITTEE REPORT

         The Fund's Audit Committee has reviewed and discussed with Fund management and representatives from PricewaterhouseCoopers LLP, the Fund's independent auditors, the audited financial statements for the Fund's fiscal year ended December 31, 2000. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards 61. The Audit Committee also received the written disclosures and the letter from its independent auditors required by Independence Standards Board No. 1 and discussed with the independent auditors the independent auditor's independence. Based on the foregoing discussions, the Audit Committee unanimously recommended to the Fund's Board of Directors that the aforementioned audited financial statements be included in the Fund's annual report to shareholders for the fiscal year ended December 31, 2000.

         As noted above, the members of the Fund's Audit Committee are: Thomas
L. Bindley, Adela Cepeda, Daniel R. Toll and Roger J. Deshaies. All members of the Audit Committee meet the standard of independence set forth in the listing standards of the New York Stock Exchange. A copy of the Audit Committee's charter is included in Attachment A to this proxy statement.

         Audit fees. The aggregate fees paid to PricewaterhouseCoopers in connection with the annual audit of the Fund's financial statements for the fiscal year ended December 31, 2000 was $_____.

         Financial information systems design and implementation fees. There were no financial information systems design and implementation services rendered by PricewaterhouseCoopers to the Fund, its Advisor, and entities controlling, controlled by or under common control with the Advisor for the fiscal year ended December 31, 2000.

           THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES MR. GOLDSTEIN'S
          ATTEMPT TO PLACE HIMSELF AND THE OTHER DISSIDENT NOMINEES ON
                THE FUND'S BOARD OF DIRECTORS. WE RECOMMEND THAT
         SHAREHOLDERS VOICE THEIR OPPOSITION TO THIS PROPOSAL BY VOTING
                        FOR MESSRS. BURRIDGE AND DOWNES.

Why do Mr. Goldstein and the other Dissident Nominees seek a position as Fund Director?

         If you are not already familiar with Mr. Goldstein, we would like to take this opportunity to provide you with information about him and explain what he is trying to accomplish by putting himself and his colleagues on the Board. Mr. Goldstein is the president of a private investment partnership and is known throughout the closed-end fund industry as someone who regularly targets closed-end funds whose stock trades in the secondary market (typically, the American or New York Stock Exchange) at a discount to net asset value, and tries to force those funds to convert to an open-end fund structure in order to profit at the expense of the fund's long-term shareholders. (For more detail on Mr. Goldstein's specific activities to open-end the Fund, please refer to the Opposition Statement of the Directors in Proposal 4 below). Although he claims to be an "advocate for shareholder rights," management believes nothing could be farther from the truth, and that, in fact, Mr. Goldstein's interests are not aligned with the long-term interests of the Fund's shareholders. Rather, management believes Mr. Goldstein seeks to become a member of the Board primarily in order to advance his narrow, private agenda designed for personal profit, irrespective of whether his actions are detrimental to long-term shareholders who have invested in the Fund for the high level of total return that the Fund seeks to provide.

How do the Dissident Nominees' qualifications and experience compare with Messrs. Burridge and Downes?

         The Dissident Nominees. Mr. Goldstein claims that the current Directors are not adequately safeguarding shareholder interests, and urges you both to ignore his inadequate experience in serving as a fund Director, and to turn over leadership to him and his equally inexperienced colleagues. The Board has serious concerns about the qualifications of these four gentlemen, given their very limited experience1 in serving on boards of directors and protecting the interests of shareholders seeking to invest in a closed-end fund. Mr. Goldstein's own limited experience in serving as a closed-end fund director has been achieved mainly as a result of waging expensive and disruptive proxy contests against incumbent boards, often combined with a proposal to open-end the fund on whose Board he seeks a directorship.

--------
(1) According to Mr. Goldstein's Dissident Proxy: Mr. Dakos has served as a director of a closed-end fund for less than six months; Mr. Bentz has served as a director of closed-end funds for less than three years; and neither Mr. Bradshaw nor Mr. Goldstein himself has more than four years of experience serving on a board of directors of closed-end funds.

         In management's opinion, one of the crucial duties of an effectively functioning Board, is the commitment of all Board members to work together to oversee the Fund's complex operations. Mr. Goldstein has not evidenced any willingness to work with the current Board. Indeed, notwithstanding the fact that Ms. Adela Cepeda and Mr. Roger J. Deshaies, the Fund's current Class I Directors, were duly elected at a validly convened meeting of the shareholders, Mr. Goldstein has filed a lawsuit requesting a court to overturn that shareholder vote in order to permit him to nominate his colleagues to the Board. In true form, in the Dissident Proxy, Mr. Goldstein accuses the Board of "stealing the election." If Mr. Goldstein is successful in so nullifying the valid vote of the Fund's shareholders, he intends to add Mr. Dakos and Mr. Bentz, in addition to himself and Mr. Bradshaw, as nominees. The current Board of Directors is very troubled by Mr. Goldstein's failure to respect the vote registered by his fellow shareholders, as well as the obvious animosity he has displayed towards the Board, evidenced in both his lawsuit and his Dissident Proxy.

         In management's opinion, board membership carries with it certain fiduciary responsibilities including the legal and ethical duty to protect the interests of all shareholders, regardless of any opportunities for personal profit that may arise for a select few. Given Mr. Goldstein's proposal to open-end the Fund in conjunction with his attempt to become a Fund Director, the Board believes that Mr. Goldstein seeks Board membership purely for personal financial motives, and that he would place his own interests above the best interests of all shareholders.

         Messrs. Burridge and Downes. In contrast to the Dissident Nominees, Mr. Richard M. Burridge and Mr. David K. Downes have extensive investment management expertise, and, together, have over eighteen years of active experience serving as directors of mutual funds. Mr. Downes has over 25 years of experience in the mutual fund and financial services industries, and is presently serving as the President, Chief Executive Officer, Chief Financial Officer and Trustee or Director of each of the investment management companies (including other closed-end and open-end mutual funds) in the Delaware Investments family of funds. In addition to his significant industry experience, including a position as chairman and/or consultant to investment management companies, Mr. Burridge has served as a Fund Director since the Fund's inception, a period in excess of 14 years. As a current Board member, Mr. Burridge has participated in previous Board action that has been responsive to many of the issues about which Mr. Goldstein expresses concern.

         Significantly, Mr. Burridge has served as a Fund Director for longer than the total experience on all boards of all of the Dissident Nominees combined. Moreover, Messrs. Burridge's and Downes' years of experience have afforded them the required leadership skills that best serve the needs of all shareholders, not just a few seeking short-term profits from short-sighted strategies. We believe that such experience and strong leadership are invaluable commodities essential to the effective operation of the Board, especially given the complexities inherent in a rapidly changing investment company environment. We believe that the actions Mr. Burridge and the Board have taken over the last few years demonstrate their commitment to the Fund and its shareholders. The actions taken by the Board have contributed to a significant reduction in the discount. (For a detailed discussion of these actions, please refer to the Opposition Statement of the Directors in Proposal 4 below.) We believe that a vote in favor of the Dissident Nominees would NOT be in the best interests of all shareholders, and would instead be a vote to disregard the considerable success achieved by the present Board of Directors.

RATIFICATION OF INDEPENDENT AUDITORS
(PROPOSAL NO. 2)

         The Board of Directors of the Fund by the unanimous vote of the Directors (including those Directors who are not "interested persons") have selected PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as auditors for each Fund for the fiscal year ending December 31, 2001, and the stockholders are asked to ratify this selection. PricewaterhouseCoopers or its predecessors have served as independent auditors of the Fund since 1993.

         A representative of PricewaterhouseCoopers will attend the Annual Meeting, will be given an opportunity to make a statement, and will be available to answer appropriate questions.

What is the effect of an abstention vote on this Proposal, as recommended by the Dissident Proxy?

         In his Dissident Proxy, Mr. Goldstein recommends that shareholders vote to abstain on this Proposal. You may wonder, as does the Board, why Mr. Goldstein would even consider such a suggestion, unless his goal is to needlessly disrupt the operation of the Fund to serve his own private, self-serving agenda, an agenda which appears to be both disrespectful and disdainful of the interests of the Fund's other shareholders. Indeed, Mr. Goldstein offers no rationale for his recommendation, nor does he present any alternative that might benefit shareholders. If Mr. Goldstein had any legitimate concerns about the quality of the services provided to the Fund by PricewaterhouseCoopers LLP since 1993, why has he not voiced them previously? Instead, with a total absence of explanation or rationale, Mr. Goldstein requests that shareholders not ratify the selection of PricewaterhouseCoopers LLP -- one of the nation's most trusted and well respected accounting firms as the Fund's auditors.

Required Approval. The affirmative vote of a majority of votes cast at the meeting is required for ratification.

                 THE BOARD OF DIRECTORS OF EACH FUND RECOMMENDS
                     THAT YOU VOTE "FOR" THIS PROPOSAL NO. 2


THE APPROVAL OR REJECTION OF A SHAREHOLDER PROPOSAL TO REQUEST THAT THE FUND BE CONVERTED TO AN OPEN-END FUND. (PROPOSAL NO. 3)

                      Opposition Statement of the Directors

           THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES MR. GOLDSTEIN'S
          ATTEMPT TO OPEN-END THE FUND. THE DIRECTORS STRONGLY BELIEVE
             THIS WILL HAVE SIGNIFICANT ADVERSE CONSEQUENCES TO THE
            SHAREHOLDERS OF THE FUND. WE RECOMMEND THAT SHAREHOLDERS
         VOICE THEIR OPPOSITION TO THIS PROPOSAL BY VOTING AGAINST THE
                                   PROPOSAL.

         In his Dissident Proxy, Mr. Goldstein proposes that shareholders consider converting the Fund from a closed-end fund to an open-end fund. He offers only the following two sentences in support of this extremely important proposal:

         "This proposal, while not binding on the Fund, enables shareholders to vote on whether the Fund should be converted to an open-end fund. Upon conversion, there would be no discount and shareholders could redeem their shares at NAV at any time."

         The Board is deeply concerned by Mr. Goldstein's complete silence as to the potential negative effects of his proposal to your investment in the Fund. The Board believes that his brief and vague supporting statements dramatically, and significantly, misrepresent the consequences to the Fund of open-ending. The Board believes Mr. Goldstein's failure to include in his Dissident Proxy a meaningful discussion supporting this Proposal is not only materially misleading to shareholders, but demonstrates that his desire to open-end the Fund is motivated by personal gain, at the expense of the Fund's long-term shareholders. We urge you to carefully consider the other factors discussed in detail below.

Will approval of this Proposal automatically cause the Fund to become an open-end fund?

         No, this Proposal 3, if approved, will not have the effect of automatically converting the Fund from a closed-end fund to an open-end fund. In his Dissident Proxy, Mr. Goldstein fails to explain that, under Maryland law, shareholders may only request that the Board consider whether the Fund should be converted to an open-end fund. If, after further evaluation, the Board determines that such a conversion would be in the best interests of the Fund and its shareholders, the Board would then conduct another proxy solicitation to recommend that shareholders vote to approve an amendment to the Fund's Articles of Incorporation, as well as the other various measures that would need to be implemented if the Fund were to operate as an open-end investment company. For example, the Directors also would need to consider the adoption of a distribution agreement to provide for the continuous offering of Fund shares, as well as other distribution related actions. In addition, if the Directors believe that immediately following a conversion to open-end status there would likely be significant redemptions of shares that would disrupt long-term portfolio management of the Fund and dilute the interests of the remaining shareholders, the Directors may determine to impose a temporary redemption fee. However, even after consideration of all relevant circumstances, the Board may continue to maintain its current view that the Fund's best interests are served by the Fund continuing as a closed-end fund, and may therefore determine to take no further action to convert the Fund to an open-end structure. At this time, for the reasons set forth below in this Proposal 3, the Directors strongly believe that the continued operation of the Fund as a closed-end fund is in the best long-term interests of the Fund and its shareholders.

Why is the Board of Directors unanimously opposing this Proposal?

         The Board of Directors unanimously recommends that shareholders vote AGAINST this Proposal because the Directors believe that the Fund's investment objective can best be achieved in a closed-end structure. The Adviser's investment philosophy caused management to originally organize the Fund as a closed-end fund. The Fund's Board and management continue to believe that the closed-end structure best suits the Fund for the following reasons, each of which is discussed in more detail below: (i) changing the Fund's structure would require a major change in the Fund's investment strategy that would not be in the best interests of either the Fund or its shareholders; (ii) the Fund's expenses are likely to increase if the Fund is converted to an open-end fund;
(iii) potentially adverse tax consequences for the Fund and its shareholders likely would result from conversion to an open-end fund; (iv) Fund shareholders would lose their current ability to reinvest dividends and distributions at favorable rates under certain circumstances; and (v) the Board has taken appropriate action to address the discounting of Fund shares.

         Mr. Goldstein's Proposal offers little by way of solutions to enhance shareholder value other than his standard approach, which is to eliminate the discount to NAV by converting to an open-end fund. Mr. Goldstein omits any meaningful discussion of how open-ending the Fund would constrain the Fund's investment process, not to mention the considerable costs to the Fund and its shareholders.

What are the differences between a closed-end fund and an open-end fund?

         Closed-end funds are not obligated to redeem their shares and, typically, do not engage in the continuous sale of new shares. Closed-end funds thus operate with a relatively fixed capitalization and can keep assets fully invested in pursuit of their investment goals. The shares of closed-end funds ordinarily are traded on a securities exchange. In fact, the Fund's shares have been traded on the New York Stock Exchange ("NYSE") since the Fund's inception.

         In contrast, open-end funds issue redeemable shares. The holders of the redeemable shares have the right to surrender their shares to the fund at any time and obtain in their return the NAV of the shares (less any redemption fee charged by the fund or any contingent deferred sales charge imposed by the fund's distributor). Since an open-end fund generally is required to redeem its shares at any time, it must keep on hand cash or securities that can be readily sold to raise cash. The cash outflows from redemptions eventually would drain the investment capital from a fund and, therefore, most funds seek to offset this by raising new capital from the sale of new shares to investors on a continuous basis. However, given the uncertainties arising out the continuous offering of shares, the size of the asset base of an open-end fund is likely to be more volatile than is normally the case for closed-end funds.

How would conversion to an open-end fund affect the Fund and its shareholders?

         The effects on the Fund's portfolio. The Fund's investment objective is a high level of total return on its assets through a combination of capital appreciation and current income. The Fund's Adviser, the Fund's management, and the Directors strongly believe that the best way for the Fund to pursue its objective is to be fully invested in convertible securities, and to hold those securities for a sufficiently long period of time to allow them to appreciate in value. The Fund's closed-end structure provides the manager with increased investment flexibility to acquire less liquid securities, which can offer potentially greater returns, and allows the Fund to maintain a longer investment horizon. In fact, the closed-end structure is especially appropriate for the Fund because it is so heavily invested in convertible securities, many of which tend to be illiquid. Management and the Board believe that the closed-end fund structure is most conducive to the pursuit of this long-term investment philosophy.

         Based on the experiences of other closed-end funds that have converted to open-end funds, converting the Fund to an open-end format likely would cause a substantial decline in the Fund's asset size because of redemptions. A loss of economies of scale may result, with a corresponding increase in the Fund's expense ratio, because fixed expenses would be spread across a smaller asset base. Substantial redemptions also likely would require the Fund to sell portfolio securities at inopportune times and incur increased transaction costs in order to raise the cash necessary to accommodate such redemptions. Going forward, the cash reserves required to meet anticipated redemptions in an open-end format typically will be invested in lower-yielding assets, thus negatively impacting the Fund's return. The need to maintain such reserves also could reduce the Fund's investment flexibility and prevent the Fund from taking advantage of attractive investment opportunities when they occur, thus adversely effecting long-term performance. Moreover, conversion to an open-end format would require the Fund to focus more on short-term considerations, which would disrupt the Fund's "buy and hold" investment program and would not, in management's judgment, be in the best interests of either the Fund or its shareholders.

         The effects on the Fund's shareholders. Mr. Goldstein is known throughout the closed-end fund industry as a predatory shareholder who targets closed-end funds with discounts and tries to force them to open-end. His primary objective is to reap a short-term profit when a fund's discount narrows and, accordingly, his goals are very different from those of long-term shareholders who seek the high returns the Fund endeavors to provide.

         As noted above, the Fund was originally organized as a closed-end fund because of the long-term nature of its investment program as described in the Fund's prospectus dated June 19, 1986. Presumably, most shareholders invested in Fund shares in reliance upon the terms of the prospectus and the investment program it details. The fact that closed-end funds often trade at a discount to NAV is well understood throughout the industry and, in fact, the Fund's prospectus specifically warns shareholders that the Fund cannot predict whether its shares will trade at, below, or above NAV. Since this phenomenon is so well documented and understood, and apparently of such concern to Mr. Goldstein, one can reasonably question why an investment professional such as he would invest in a fund with a discount, unless his real motive is to reap a short-term profit at the expense of those long-term shareholders who, while mindful of the possibilities of share discounts, nonetheless acquired Fund shares because of the special long-term investment opportunities presented by the Fund's investment program, which is optimized by the Fund's closed-end structure. In fact, many of the Fund's shareholders have purchased the shares at a discount, and therefore concerns regarding the share discount vary among shareholders depending upon the discount at which a shareholder may have purchased Fund shares. Notwithstanding the current discount, some of the Fund's shareholders have experienced an increase in their investment as the discount has narrowed. For this reason, not all Fund shareholders are negatively impacted by the Fund's share discount.

         Although it is true that open-ending the Fund will result in the elimination of the Fund's discount, we believe that even though the discount would disappear, the value of the investment to shareholders wishing to remain invested in the Fund would be significantly impaired. Those shareholders that remain in the Fund after Mr. Goldstein's desired conversion potentially would suffer from both lower returns and higher expense ratios.

         Increased Operating Expenses. The Directors believe that preserving the closed-end format of the Fund is likely to help it retain its relatively low operating expense ratio. An open-end fund has a number of additional expenses inherent in the management of its operations. If the Fund were to convert to an open-end fund, the Fund, as noted above, would likely experience substantial redemptions. In order to protect against the possibility that it might have a higher expense ratio as a much smaller fund, the Fund would be required to engage in a continuous public offering intended, at a minimum, to offset redemptions. A continuous public offering of Fund shares would require the Fund to maintain current registrations under federal and state securities laws and regulations, which would involve certain costs. Many open-end funds charge either front-end or back-end sales loads on their shares, which would increase an investor's costs of either buying, or redeeming, fund shares. In addition, funds that offer shares continuously typically charge distribution fees, called 12b-1 fees, to help defray the associated distribution costs that are incurred in the marketing and selling of fund shares. Moreover, the Fund would incur extra printing costs and the many other expenses associated with maintaining a current prospectus. Finally, additional legal and accounting expenses also would be incurred. As an open-end fund, the Fund likely would incur these various charges, and if the Fund were unable to raise significant new assets, and there were more redemptions than sales, the Fund's expense ratio likely would increase from its current level.

         Tax Ramifications. If the Fund converts to an open-end structure, it may be required to sell appreciated securities in order to meet redemption requests. As a result, short-term and long-term capital gains might be generated, which would increase the amount of taxable distributions to shareholders. Net realized capital gains would be allocated to a smaller base of remaining shareholders, and those remaining shareholders would recognize and pay taxes on that greater amount of capital gain than would otherwise be the case. On the other hand, the Fund might be required to sell securities at a loss, which might otherwise have been avoided had the Fund been able to retain those securities rather than being forced to sell in order to meet requests for redemptions. Losses realized by the Fund resulting from the forced sales of depreciated securities could potentially reduce amounts distributable to shareholders. Accordingly, those shareholders who do not redeem shares will be impacted to a greater extent than those who choose to remain invested. In either case, the Fund may be required to dispose of a significant amount of its assets to satisfy potentially large redemption requests after the proposed conversion, and might find it more difficult to satisfy certain diversification requirements applicable for tax purposes.

         NYSE Listing. Conversion to an open-end fund would result in the loss of the Fund's current listing on the NYSE. Although open-ending would eliminate the possibility of the Fund's shares trading at a discount or premium to NAV, it could be disadvantageous to the Fund since some investors, particularly foreign and certain institutional investors subject to restrictions with respect to their portfolios, are believed to consider listing on the NYSE an important factor in their decision to invest in the Fund. Accordingly, the Fund could experience redemptions from these shareholders, further decreasing Fund assets and increasing potential cash flow concerns. Although delisting would save the Fund the expense of annual NYSE fees, as an open-end fund, as mentioned above, the Fund would be required to pay state and federal securities registration fees, which could offset, or even exceed, that savings.

         Reinvestment of Dividends and Distributions. Shareholders of the Fund currently may participate in the Fund's Automatic Dividend Reinvestment Plan under which cash distributions may be reinvested through the purchase of additional shares at market prices (which are currently reflecting a discount from NAV). If the Fund remains a closed-end fund, shareholders would continue to be able to take advantage of this plan and reinvest dividends in this manner. In contrast, as an open-end fund, all dividends and distributions would be reinvested at NAV.

What action has the Board taken to address some of the concerns regarding discounts?

         Although the Board believes that the Fund benefits from its structure as a closed-end fund, the Directors understand that many shareholders are concerned about the trading of Fund shares at a discount to NAV. The Board has taken action to address the Fund's discount to NAV. The Directors regularly review whether the Fund is managed and operated in a manner consistent with the best interests of the Fund and its shareholders. This review includes periodic consideration of measures to reduce the discount such as: the initiation of tender offers, institution of a managed distribution policy, conversion to an interval fund (whereby the Fund would offer periodic redemptions at NAV), merger with another closed or open-end fund, liquidation, and even possible conversion to an open-end fund. The Board, to date, has not adopted any of these alternative measures because it believes that such measures, unlike the share repurchase program, would not be in the best interests of shareholders.

         Share Repurchase Program. The Board has adopted an open-market share repurchase program to help reduce the Fund's discount, which has resulted in a measurable benefit to shareholders. Under the share repurchase program the Fund is authorized, from time to time, to repurchase shares of the Fund in open-market transactions, at the discretion of management. Not only has the repurchase program provided liquidity to those who wish to sell their shares, it has also increased the NAV of the portfolio for those who have wished to remain. From ____ to _____ the Fund repurchased ____ shares at a cost of $_____. This represents approximately ___% of the shares originally issued and has increased the portfolio's NAV by ____ cents per share. At its February 2001 meeting, the Board reviewed the share repurchase program, its impact on the Fund's discount to NAV, and the resulting benefits to shareholders, and determined to extend its share repurchase program.

         Strong Historical Fund Performance. The Board of Directors has successfully worked with the Fund's Adviser to help achieve superior results on your behalf. As the charts below show, the long-term results have been impressive. As of ____, 2001, the ___ _____ total return for the Fund at both market price and NAV was ___%. Part of the reason that the Fund has been able to provide these attractive returns is that, as a closed-end fund, it invests in relatively less liquid securities with high growth potential, and also stays more fully invested while maintaining generally lower cash positions. The Fund would lose its ability to maintain this investment program if it were required to make provisions for redemptions as a result of conversion to an open-end fund.

               [insert a Fund performance chart, and a comparison
                        to other comparable funds chart]

         The Directors recognize that the Fund's performance will not be determined entirely by the closed-end structure of the Fund, and that other key factors include the quality of Fund management and the timeliness of the Fund's investment strategy. The Directors do, however, believe that the closed-end structure is important to enable the Fund to pursue investment strategies that best position the Fund to achieve its investment objective. The Directors believe that the costs and disadvantages of open-ending, including the fundamental changes to the Fund's portfolio management and operation, and the increased expenses that would necessarily be borne by the Fund and its shareholders, can not be justified.

         As the Directors continue to seek appropriate methods to reduce the discount and to maximize investor returns, they remain committed to the closed-end structure that has helped the Fund achieve its strong long-term results. As stated previously, the Board has determined the Fund's current closed-end structure allows for greater investment flexibility while maintaining a longer investment horizon. The Board strongly believes that there are significant adverse consequences attendant to the Fund's conversion to an open-end fund, and, thus, emphatically urges shareholders not to approve Mr. Goldstein's proposal.

         Required vote. The affirmative vote of a majority of votes cast at the meeting would be required to approve this proposal.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
                        VOTE "AGAINST" THIS PROPOSAL 3.

THE APPROVAL OF REJECTION OF A SHAREHOLDER PROPOSAL TO AMEND THE FUND'S BY-LAWS TO REQUIRE ANNUAL APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT BY A VOTE OF THE SHAREHOLDERS.
(PROPOSAL NO. 4)

         Mr. Goldstein has requested that the shareholders of the Fund vote on a proposal to require shareholders to approve the Fund's investment advisory agreement each year.

                      Opposition Statement of the Directors

           THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES MR. GOLDSTEIN'S ATTEMPT TO AMEND THE FUND'S BY-LAWS. THE DIRECTORS STRONGLY
          BELIEVE THIS WOULD IMPOSE SIGNIFICANT COSTS ON BOTH THE FUND
           AND ITS SHAREHOLDERS. WE RECOMMEND THAT SHAREHOLDERS VOICE
            THEIR OPPOSITION TO THIS PROPOSAL BY VOTING AGAINST THE
                                   PROPOSAL.

Why is the Board of Directors unanimously opposing this Proposal?

         The Board of Directors unanimously recommends that shareholders vote AGAINST this Proposal because of its determination that a requirement that the Fund's advisory agreement be submitted to shareholders each year is contrary to the best interests of shareholders. By not requiring that an advisory agreement be submitted to shareholders annually, the federal securities laws acknowledge that shareholders often are best served by relying on the expertise and business judgement of the Directors who are charged with the statutory obligation to represent all shareholders in discharging their fiduciary duties, not just a select few with their own narrow, personal agendas. Additionally, such a requirement would unreasonably and unnecessarily impose significant burdens on the Fund and its shareholders, something Mr. Goldstein conveniently fails to address. Lastly, it is the Board's position that through this Proposal, Mr. Goldstein is attempting to circumvent federal securities laws regarding submissions of proposals in fund proxy statements.

         The Board of Directors is primarily charged with the responsibility to assess the advisability to continue the investment advisory agreement. It has long been one of the most important aspects of the Board of Directors' fiduciary duty to the Fund and its shareholders to review and approve the advisory agreement with the Fund's investment adviser. Under applicable provisions of the federal securities laws, the Board of Directors is obligated every year to obtain and evaluate from the Fund's investment adviser certain information which may be reasonably necessary to evaluate the terms of the advisory agreement. This review must be conducted at an in-person meeting expressly called for the purpose of the review.

         In the absence of a proposed increase in management fees or other material amendment to the investment advisory agreement, the federal securities laws do not require submission of the agreement to shareholders. This statutory framework reflects Congress' determination, more than fifty years ago, that the Board of Directors of an investment company is in the best position to make the assessment on behalf of all shareholders as part of its obligation to a fund and to protect the interests of the fund's shareholders. A tremendous amount of technical information must be reviewed and analyzed when considering the approval or renewal of an investment advisory agreement. This information typically includes details concerning the structure and personnel of the investment adviser, expense information as compared to other similarly situated funds, performance information, and financial statistics. Throughout the year, leading up to the annual review, the Fund's Board meets on a quarterly basis. Much of the information supplied to the Board in connection with the renewal of the investment advisory agreement is directly related to information reviewed by the Board throughout the year. The Board regularly reviews performance, monitors expenses and meets with management concerning various corporate and personnel issues. In addition, the Board keeps informed about industry trends and issues that affect the Fund and its management. The Fund's Directors have the requisite sophistication and industry experience to analyze the information with which they have been supplied in order to determine whether the investment adviser is providing the nature and quality of services that are in the best interests of the Fund and its shareholders. It is interesting to note that in all of the advisory fee litigation that has been decided in the court system, courts have upheld the directors' approval of the subject advisory fee, placing heavy emphasis on the kind and volume of technical information supplied by management, and the process of the directors' review and consideration of that information.

         In recognition of the statutory framework Congress enacted, the entire fund industry relies on the Board of Directors to review the investment advisory agreement. As a consequence, the submission of the advisory agreement for yearly approval by the shareholders, as proposed by Mr. Goldstein, would be inconsistent with common industry practice. In fact, the Board is not aware of a single case in which an investment advisory agreement is presented to shareholders on a yearly basis. This practice is not the result of any calculated determination to disenfranchise shareholders, but rather reflects the recognition by the fund industry that directors are in the best position to make an informed determination with respect to the advisory agreement, and also the recognition that submitting investment advisory agreements for yearly shareholder approval would needlessly impose significant costs on a fund and its shareholders.

         Mr. Goldstein would lead you to believe that the Board of Directors, in approving the continuation of the advisory agreement without separately soliciting shareholder approval, has acted improperly. To the contrary, the Board has acted in a manner that is wholly consonant with industry practice, and has ably and responsibly discharged its fiduciary duty to act in accordance with the best interests of the Fund and all of its shareholders. This duty derives from state law as well as the federal securities laws, and were the Directors to act improperly, they would be subject to potential liability.

         Although certain institutional and sophisticated investors are in a position to meaningfully evaluate the wisdom of continuing the services of the Fund's investment adviser, the Board is charged with representing impartially the interests of all shareholders, not just a select few who may have narrow, self-interested motives when making an assessment. For that reason, the federal securities laws have been structured to allow for a Board to approve an advisory agreement without separate shareholder approval. The Board strongly believes that it would be contrary to the best interests of the Fund's shareholders to disrupt the statutory balance of interests that Congress sought to draw by lodging the primary responsibility for evaluation and approval of the investment advisory agreement with the Board.

         The practical costs of this Proposal to the Fund and its shareholders. There are a number of practical considerations attendant to Mr. Goldstein's proposal, which he fails to address. If the advisory agreement is presented for shareholder approval in the Fund's proxy statement each year, substantial information that is consistent with the federal securities laws, and investment advisory fee case law, must be compiled and included in order for the shareholders to thoroughly review the nature and quality of the services being provided by investment adviser's performance. If the Fund's proxy materials include all of the requisite information, the attendant legal, accounting, printing, mailing and solicitation costs will increase significantly. These costs are paid from Fund assets.

         In addition, Mr. Goldstein fails to point out that if his Proposal 3 to open-end the Fund is approved by shareholders and implemented, and shareholders also approve this Proposal 4, the new by-law would require the Fund to conduct a shareholder meeting on a yearly basis when it otherwise would not be required to do so. Under Maryland law, as well as most other state corporate or business trust statutes that apply to open-end mutual funds, the requirement for yearly shareholder meetings has been eliminated, except in very limited, non-recurring circumstances, such as where there is an insufficient number of shareholder-elected directors. If the Fund were to become an open-end mutual fund, and shareholders were required to consider the renewal of the investment advisory agreement on a yearly basis, the Fund would have to conduct a shareholder meeting every year and incur the expenses associated with that action. The Fund's assets would, as a result, be depleted even further.

         Mr. Goldstein is attempting to circumvent the federal securities laws with this Proposal. Generally, the federal securities laws accord a company and its Board the authority to exclude a shareholder proposal from the company's proxy statement if a proposal deals with substantially the same subject matter as another proposal included in a previous proxy statement, and that previously included proposal did not receive a certain minimum vote prescribed by federal law. The purpose of this rule is to require a shareholder's proposal to garner sufficient support when presented at a meeting to establish that it is a legitimate issue to be presented for a vote in a subsequent year. In the absence of this showing, a shareholder could repeatedly present any number of frivolous issues for approval at a significant cost and inconvenience to the Fund year after year. Having to present and address these issues would not be an appropriate use of the Fund's resources. The Board believes that Mr. Goldstein, by inserting a proposal to amend the by-laws to call for a shareholder vote each year, is seeking to circumvent the applicable provision of the federal securities laws that otherwise would apply to such an action.

         In the absence of this by-law provision, if Mr. Goldstein submitted a proposal requiring shareholder approval of the advisory agreement in a particular year, and did not receive the level of shareholder support required by applicable federal law, he would not be permitted to re-submit that proposal the following year. However, if Mr. Goldstein's proposal to amend the Fund's by-laws is approved by shareholders, the Fund will be required to submit its investment advisory agreement to shareholders for a vote every year, irrespective of the frequency of past submissions or the vote previously received. By constructing his proposal in this manner, Mr. Goldstein is attempting to make the Fund and its shareholders pay to vote on the continuance of the investment advisory agreement every year. If the by-law provision is approved by shareholders, Mr. Goldstein would succeed in circumventing the otherwise applicable provision of the federal securities laws at the expense, and to the detriment, of the Fund and its other shareholders.

Required vote. The affirmative vote of a majority of votes cast at the meeting would be required to approve this proposal.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
                        VOTE "AGAINST" THIS PROPOSAL 4.

THE APPROVAL OR REJECTION OF A SHAREHOLDER PROPOSAL TO AMEND THE BY-LAWS TO REQUIRE APPROVAL BY THE SHAREHOLDERS OF ANY LAWSUIT AGAINST A SHAREHOLDER. (PROPOSAL NO. 5)

         In his Dissident Proxy, Mr. Goldstein is requesting that shareholders approve a by-law regarding lawsuits instituted by the Fund's Board against a shareholder. Following is his proposal.

         RESOLVED: The following by-law shall be adopted: "No lawsuit against any stockholder of the Company shall be pursued unless ratified by the stockholders no later than (i) 120 days after such lawsuit is filed or
         (ii) 120 days after adoption of this bylaw. This bylaw may only be altered, amended or repealed by the stockholders."

                      Opposition Statement of the Directors

           THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES MR. GOLDSTEIN'S ATTEMPT TO AMEND THE FUND'S BY-LAWS. THE DIRECTORS STRONGLY
          BELIEVE THIS WOULD IMPOSE SIGNIFICANT COSTS ON BOTH THE FUND
           AND ITS SHAREHOLDERS. WE RECOMMEND THAT SHAREHOLDERS VOICE
            THEIR OPPOSITION TO THIS PROPOSAL BY VOTING AGAINST THE
                                   PROPOSAL.

Why is the Board of Directors unanimously opposing this Proposal?

         The Board of Directors unanimously recommends that shareholders vote AGAINST this Proposal because the Board believes that it is in response to, and in retaliation for, a legitimate claim made by the Board of Directors against Mr. Goldstein in litigation initiated by Mr. Goldstein. In the lawsuit, the Board has asserted that Mr. Goldstein has engaged in practices which are in violation of certain federal securities laws.

         With respect to Mr. Goldstein's specific assertions in the Dissident Proxy, the Board has determined that it will not dignify the mis-characterization of the lawsuit filed against him, nor the scurrilous attacks against the Board, with a specific response. Instead, the Board would like to focus attention on Mr. Goldstein's actual Proposal and its practical effects, if approved, on the Fund and shareholders' rights. Mr. Goldstein's Proposal is blatantly self-serving, as he clearly has the most to gain from the approval of this by-law. If approved, this Proposal would permit Mr. Goldstein, using additional Fund assets, to attempt to force the Board to drop its lawsuit against him, regardless of the merits of the Board's claim. If this Proposal is approved, shareholders would be asked to ratify the legal action brought by the Board on behalf of the Fund against Mr. Goldstein. Obviously, Mr. Goldstein would prefer to spend valuable Fund resources in a petty and self-serving attempt to persuade shareholders to relieve him from accepting responsibility for his actions, rather than face the legitimate legal concerns of the Board in a court of law.

         The responsibility of the Board is to protect the interests of the Fund and ALL of its shareholders. Among the most fundamental duties that the Board has in overseeing the management and operations of the Fund is to assess the merits of any claim that the Fund may have against any party, including, as appropriate, any shareholder, consistent with the Board's fiduciary duties. Given the delicate nature of those particular claims, such decisions are, and should be, left to the discretion of the Board of Directors. Virtually every state corporate law, including the Maryland General Corporation Law, is drafted in recognition of this duty. Since the Board also has immediate and full access to all pertinent information relating to the Fund's business, including proprietary and material, non-public information, the Board is in the best position to make the determination about whether a suit is appropriate and in the best interests of all of the shareholders. The Board does not serve at the pleasure of only a select few shareholders, and is not accountable to the desires of individual shareholders like Mr. Goldstein. Rather, the Board is accountable and committed to safeguarding the interests of all shareholders.

         This Proposal potentially provides shareholders with large shareholdings total immunity from any liability to the Fund, regardless of their actions. One of the most significant results of approval of this Proposal is that, under the by-law as proposed, all shareholders, even those against whom legal action had been brought, would be able to vote on whether the Fund should be forced to cease pursuing any pending legal action. Therefore, depending upon the circumstances, a shareholder with large shareholdings could essentially become immune from legal action by the Fund. If the shareholder acted to the serious detriment of the Fund, the Board ultimately might be unable to bring a suit on behalf of the Fund, since any suit would have to be approved by shareholders, and a powerful shareholder could potentially have the requisite votes to reject any legal action brought against him, regardless of the merits of the case. Such a shareholder could hold both the Fund, and its shareholders, hostage to his whims. The Fund's Board believes that this outcome is wholly outrageous and may violate state law.

         There are potentially significant costs to the Fund associated with compliance with this Proposal. As a practical matter, Mr. Goldstein's proposal represents potentially significant costs to the Fund. If the Board is required to present a proxy statement to shareholders for their ratification of any lawsuit brought against a shareholder, the attendant legal, printing, mailing, and solicitation costs incurred by the Fund, and paid out of Fund assets, could be substantial. In the event that shareholders did ratify the judgment of the Board, no purpose would have been served by either delaying the legal action involved, or depleting Fund assets in seeking the ratification.

         Significantly, Mr. Goldstein fails to point out that if his Proposal to require shareholders to ratify any lawsuit against a shareholder is successful, the new by-law would require the Fund to conduct a shareholder meeting when it otherwise would not be required to do so. As has been discussed in Proposal 4, there is no requirement that an open-end fund hold yearly shareholder meetings. If the Fund were to become an open-end mutual fund, as recommended by Mr. Goldstein in Proposal 3, and shareholders were required to ratify any lawsuit brought on behalf of the Fund against a shareholder, the Fund may be required to hold shareholder meetings on a much more frequent basis that it would otherwise normally do so, which would yet again unnecessarily deplete the Fund's assets. Even if the Fund conducted an unnecessary yearly meeting in order for the shareholders to approve the Fund's investment advisory agreement (as contemplated by Proposal 4 discussed above), the Fund may still be required to hold additional meetings in the event that the timing of any litigation did not coincide with the annual meeting.

Required vote. The affirmative vote of a majority of votes cast at the meeting would be required to approve this proposal.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
                        VOTE "AGAINST" THIS PROPOSAL 5.

SOLICITATION OF PROXIES

         This proxy solicitation is being made by the Board of Directors of the Fund for use at the Annual Meeting. The cost of this proxy solicitation will be borne by the Fund. In addition to solicitation by mail, solicitations also may be made by advertisement, telephone, telegram, facsimile transmission or other electronic media, or personal contacts. In addition to solicitation services to be provided by D.F. King & Co., Inc. ("D.F. King"), as described below, proxies may be solicited by the Fund and its directors, officers and employees (who will receive no compensation therefor in addition to their regular salaries) and/or regular employees of the Fund's Adviser, administrator, stock transfer agent, or any of their affiliates. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Common Stock of the Fund, and such persons will be reimbursed for their expenses. Although no precise estimate can be made at the present time, it is currently estimated that the aggregate amount to be spent in connection with the solicitation of proxies by the Fund (excluding the salaries and fees of officers and employees) will be approximately _______________ and that the total cash expenditure to date relating to the solicitation has been under ____________. These estimates include fees for attorneys, accountants, advisers, proxy solicitors, advertising, printing, distribution and other costs incidental to the solicitation.

         The Fund has retained D.F. King at a fee estimated not to exceed ___________, plus reimbursement of reasonable out-of-pocket expenses, to assist in the solicitation of proxies (which amount is included in the estimate of total expenses above). The Fund has also agreed to indemnify D.F. King against certain liabilities and expenses. D.F. King anticipates that approximately 25 of its employees may solicit proxies. D.F. King is located at 77 Water Street, New York, New York 10005.

PARTICIPANTS

         As a result of the proxy contest referred to in Mr. McMeekin's letter, the SEC requires the Fund to provide stockholders with certain additional information relating to "participants" as defined in the SEC's proxy rules. Pursuant to those rules, the Fund's Directors are, and certain employees and agents of the Fund may be, deemed to be "participants." Unless otherwise indicated below, the address of the participants described below is the address of the Fund's principal executive offices. Except as indicated below, no participant has purchased or sold or otherwise acquired or disposed of any shares of Common Stock of the Fund in the last two years. Information with respect to the participants' beneficial ownership of Common Stock of the Fund is as of March ___, 2001.

         Thomas L. Bindley is a Director of the Fund. Since 1998, Mr. Bindley has been President of Bindley Capital Corporation, a consulting and financial advisory firm located at 707 Skokie Blvd, Suite 600, Northbrook, Illinois 60062. Mr. Bindley is the beneficial owner of 5,000 shares of Common Stock of the Fund, which he acquired between December 1 and December 15, 1998.

         Richard M. Burridge, Sr. is a Director of the Fund. Since 2000, he has been Vice President of PaineWebber, and investment firm with offices at 125 South Wacker Drive, Suite 2600, Chicago, Illinois 60606. Mr. Burridge is the beneficial owner of 5,923 shares of Common Stock of the Fund.

         Adela Cepeda is a Director of the Fund. Since 1995, Ms. Cepeda has been the President of A.C. Advisory, Inc., a financial advisory firm located at 70 W. Madison Street, Suite 2100, Chicago, Illinois 60602. Ms. Cepeda is the beneficial owner of 3,777 shares of Common Stock of the Fund, which includes 2,000 shares of Common Stock she acquired on November 1, 1999.

         Roger J. Deshaies is a Director of the Fund. Since 1998, Mr. Deshaies has been Senior Vice President, Finance of Brigham and Women's Hospital, located at Executive Offices PBB-Admin. 4, 4020 Shattuck Street Receiving, Boston Massachusetts 02115. Mr. Deshaies is the beneficial owner of 2,317 shares of Common Stock of the Fund.

         David K. Downes is a Director of the Fund and has been President of the Fund since February 2001.

         Barbara S. Kowalczyk is a Senior Vice President and Director, Corporate Planning and Development, of Lincoln National Corporation, the parent corporation of the Fund's Adviser.

         H. Thomas McMeekin is a Director of the Fund. He was President of Lincoln Investment Management, Inc., the predecessor to the Fund's current Adviser, and Executive Vice President and Chief Investments Officer - Fixed Income of Delaware Management Company, the Fund's former sub-adviser until June 30, 2000. Mr. McMeekin is the beneficial owner of 1,194 shares of Common Stock of the Fund.

         Daniel R. Toll is a Director of the Fund. Mr. Toll is a corporate and civic director, and his business address is 20 South Clark Street, Suite 222, Chicago, Illinois 60603. He is the beneficial owner of 1,000 shares of Common Stock of the Fund.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE The Fund's executive officers, Directors and 10% stockholders and certain persons who are directors, officers or affiliated persons of the Adviser are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of these reports must also be furnished to the Fund. Based solely on a review of copies of such reports furnished to the Fund through the date hereof, or written representations that no reports were required, the Fund believes that during fiscal 2000 the filing requirements applicable to the above-mentioned persons were met.

SHAREHOLDERS OWNING 5% OR MORE OF A FUND
         As of the record date, ______ ___, 2001, (insert shareholder name[s] and address[es]), was the owner of record of _________________ shares (___%) of the outstanding Common Stock of the Fund. Other than as reported herein, the Fund has no knowledge of beneficial ownership of its shares.

DATE FOR STOCKHOLDER PROPOSALS
         Any stockholder proposals intended to be presented at the next Annual Meeting and be included in the proxy statement and proxy of the Fund must be in proper form and must be received on or before December 5, 2001. Any stockholder proposals intended to be presented at the next Annual Meeting, but not to be included in the proxy statement and proxy of the Fund, must be in proper form and must be received on or before January 14, 2002. All such proposals should be sent to the Secretary of the Fund, One Commerce Square, Philadelphia, Pennsylvania 19103. The inclusion and/or presentation of any such proposal is subject to the applicable requirements of the proxy rules under the Securities Exchange Act of 1934.

OTHER MATTERS
         The Board of Directors of the Fund does not know of any other matter or business that may be brought before the meeting. However, if any such matter or business properly comes before the meeting, it is intended that the persons named as proxies in the enclosed Proxy Card will vote in accordance with their best judgment.

         David F. Connor
         Secretary
         Dated March ___, 2001

YOU ARE URGED TO SEND IN YOUR EXECUTED PROXY PROMPTLY.

Lincoln National Convertible Securities Fund, Inc.
PROXY STATEMENT
Notice of Annual Meeting of Shareholders
May ___, 2001

                                                                    ATTACHMENT A

               Lincoln National Convertible Securities Fund, Inc.
                       Lincoln National Income Fund, Inc.

                             Audit Committee Charter

Statement of Policy

Each Audit Committee shall oversee the audit process and provide assistance to the Fund's Directors in fulfilling their responsibilities to the Fund relating to the fund accounting and reporting practices of the Fund, and the quality and integrity of the financial reports of the Fund. The Audit Committee's role is clearly one of overview and review and not of direct management of the fund accounting, reporting or audit processes. It is the responsibility of the Audit Committee to maintain a free and open means of communication among the Directors, the independent accountants and the Fund's officers.

The outside auditor for the Fund shall be ultimately accountable to the Board of Directors and this Committee. This Committee and the Board of Directors shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or, alternatively, to nominate the outside auditor to be proposed for shareholder approval in any proxy statements).

Membership

The Audit Committee shall consist of a Chairman and at least two other Board members, all of whom shall have no relationship to the Fund that may interfere with the exercise of their independence from management and the Fund. The independence of the members of this Committee shall be interpreted in accordance with the Rules of the New York Stock Exchange regarding Audit Committee as promulgated from time to time. Each member of the Audit Committee shall be financially literate in the reasonable business judgement of the Board of Directors, or become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Audit Committee shall have accounting or related financial management expertise in the reasonable business judgement of the Board of Directors.

Principal Functions

The Audit Committee Shall:

1. Review and reassess the adequacy of this charter on an annual basis. The Committee Chairman shall insure that the Fund provides the New York Stock Exchange written confirmation regarding: (1) any determination that the Board of Directors has made regarding the independence of Directors; (2) the financial literacy of the Audit Committee members;
         (3) the determination that at least one of the Audit Committee members has accounting or related financial management expertise; and (4) the annual review and reassessment of the adequacy of this Charter.

2. Review the audit reports of the Fund prepared by its designated certified public accounting firm outside auditor, recommend the selection of an outside auditor for the ensuing year, review the audit and non-audit fees paid to the Fund's certified public accountants, and review in draft form the Annual Report, SEC 10-K, and Annual Proxy Statements for recommendation to the full Board.

3. Ensure that the outside auditor submits on a periodic basis to this Committee a formal written statement delineating all relationships between the auditor and the Fund. This Committee shall also actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectively and independence of the outside auditor and shall make recommendations to the Board of Directors to take appropriate action in response to the outside auditors report to satisfy itself of the outside auditors' independence.

4. Review, in consultation with the independent accountants, the conduct and results of each external audit of the financial statements of the Fund, each certification, report or opinion rendered by the independent accountants in connection with each audit, each related management letter, and management's responses to any recommendations made by the independent accountants in connection with each audit.

5. Review, in consultation, as appropriate, with the independent accountants, the Fund's officers and the service contractors;

         a) Any disputes between the service contractors and the independent accountants that arise in connection with the audits and/or preparation of the financial statements;

         b) The independent accountant's review of each Fund's accounting and internal control procedures to check compliance with the rules and regulations of the SEC and other applicable requirements; and

         c) The review by the independent accountants (or other independent accountants) of the accounting and internal control procedures of the Fund's custodians and transfer agent to check compliance with the rules and regulations of the SEC and other applicable requirements.

         d) Consider, in consultation with the independent accountants and the Fund's officers, the scope and plan of forthcoming external audits and the review of the Fund's accounting and internal control procedures.

6. Consider, when presented by the Fund's officers, the service contractors or the independent accountants, material questions of choice with respect to appropriate accounting principles and practices to be used in the preparation of the Fund's financial statements.

7. Have the power to inquire into any financial matters in addition to those set forth above.

8. Review, in consultation with the Fund's officers and/or service contractors, any proposal to employ the independent accountants to render consulting or other non-audit services.

9. Report to the entire Fund's Board periodically and as requested on the performance of its responsibilities and its findings.

10. Perform such other functions as may be assigned to it by law, the Fund's charter, declaration of trust or by-laws, or by the Board.

Resource and Staff Assistance

The appropriate officers of the Fund shall provide or arrange to provide such information, data and services as the Audit Committee may request. The Audit Committee shall consult as they deem appropriate with personnel of the Fund, and/or others whose views would be considered helpful to the Audit Committee.

Meetings

The Audit Committee shall meet at least twice each year, to determine the firm to be recommended to be employed as the Fund's independent accountants and the proposed terms of such engagements, to discuss and approve the scope of the next year's audit of the financial statements, and to review the results of the audit for the prior year. The Audit Committee shall meet with the Fund's independent accountants at least once annually outside the presence of the Fund's officers and management representatives.

                                I M P O R T A N T


         Your vote is important. Regardless of the number of shares of the Fund's common stock you own, please vote as recommended by your Board of Directors by taking these two simple steps:

         1. PLEASE SIGN, DATE AND PROMPTLY MAIL the enclosed WHITE proxy card in the postage-paid envelope provided.

         2.   DO NOT RETURN ANY GREEN PROXY CARD sent to you by
               Mr. Goldstein, not even as a vote of protest.

         IF YOU VOTED MR. GOLDSTEIN'S GREEN PROXY CARD BEFORE RECEIVING YOUR WHITE PROXY CARD, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE SIMPLY BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD. THIS WILL CANCEL YOUR EARLIER VOTE. REMEMBER, ONLY YOUR LATEST DATE PROXY CARD WILL COUNT AT THE ANNUAL MEETING.

                   Instructions for "Street Name" Shareholders

         If you own your shares in the name of a brokerage firm (or other nominee), only your broker can vote your shares on your behalf and only after receiving your specific instructions. Please call your broker and instruct him/her to execute a WHITE card (or voting instruction form) on your behalf. You should also promptly sign, date and mail your WHITE card when you receive it from your broker. Please do so for each separate account you maintain.

         You should return your WHITE proxy card at once to ensure that your vote is counted.

               If you have any questions or need assistance in voting your shares, please call D.F. King & Co., Inc. which is assisting us, toll-free at [1-800-697-6974.]

LINCLON NATIONAL CONVERTIBLE SECURITIES FUND, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David K. Downes and David F. Connor or either of them, with the right of substitution, proxies of the undersigned at the Annual Meeting of Stockholders of the Fund indicated on this form to be held at The Chicago Club, 81 East Van Buren Street, Chicago, Illinois, on Friday, May 18, 2001 at _______ A.M. (CDT), or at any postponement or adjournments thereof, with all the powers which the undersigned would possess if personally present, and instructs them to vote all of the shares of common stock of the Fund held by the undersigned, thereby revoking all previous proxies, upon any matters which may properly be acted upon at this meeting. Please refer to the proxy statement for a discussion of each of these matters.

THIS PROOXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS NO. 1 AND NO. 2, AND "AGAINST" PROPOSALS NO. 3, NO. 4 AND NO. 5. IN ADDITION, THE PERSONS NAMED ON THE PROXY CARD WILL USE THEIR DISCRETION TO VOTE ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING, OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENCLOSED ENVELOPE.


                    THIS PROXY CARD IS ONLY VALID WHEN SIGNED AND DATED. TO SECURE THE LARGEST POSSIBLE REPRESENTATION AND AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICATION, PLEASE DATE AND SIGN NAME OR NAMES BELOW AS PRINTED ON THIS CARD TO AUTHORIZE THEVOTING OF YOUR SHARES AS INDICATED. WHERE SHARESARE REGISTERED WITH JOINT OWNERS, ALL JOINT OWNERS SHOULD SIGN. PERSONS SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR OTHER REPRESENTATIVE SHOULD GIVE FULL TITLE AS SUCH.


                    Date_______________,2001



                    Signature(s)(Joint Owners) PLEASE SIGN WITHIN BOX)

                                                                 Please vote by checking ( ) the appropriate boxes below.


1.To elect the following nominees as Class II Directors of the Fund.  FOR         WITHHOLD        FOR ALL
                                                                      All           All            EXCEPT
          1)  Richard M Burridge  2)  David K. Downes



-----------------------------------------------------------
If you checked "For All Except," write the withheld nominee's name above.


                                                                      FOR         AGAINST         ABSTAIN


2.To ratify the selection of PricewaterhouseCoopers L.L.P. as Independent Auditors for the Fund for the fiscal year ending December 31, 2001.



                                                                      FOR         AGAINST         ABSTAIN


3.To vote on the approval or rejection of a shareholder proposal to request that the Fund be converted to an open-end fund.


                                                                      FOR         AGAINST         ABSTAIN


4.To vote on the approval or rejection of a shareholder proposal to amend the Fund's by-laws to require annual approval of the investment advisory agreement by a vote of the shareholders.


                                                                      FOR         AGAINST         ABSTAIN


5.To vote on the approval or rejection of a shareholder proposal to amend the Fund's by-laws to require approval by the shareholders of any lawsuit against a shareholder.


THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS STRONGLY THAT YOU CAST YOUR VOTES FOR THE NOMINEES NAMED ABOVE, AND
RECOMMENDS STRONGLY THAT YOU VOTE FOR PROPOSAL NO. 2 AND THAT YOU VOTE AGAINST PROPOSAL NO. 3, PROPOSAL NO. 4 AND
PROPOSAL NO. 5